Exhibit 4.13

PLEDGE AGREEMENT

PLEDGE AGREEMENT, dated as of November 12, 2024 (this “Pledge Agreement”), among each Equity Pledge Guarantor listed on the signature pages hereto or that becomes a party hereto pursuant to Section 28 (each such Equity Pledge Guarantor being a “Pledgor” and, collectively, the “Pledgors”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., solely in its capacity as collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties under the Indenture (each, as defined below).

W I T N E S S E T H:

WHEREAS, the Pledgors are party to that certain Indenture, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Indenture”), among, inter alios, EchoStar Corporation (the “Issuer”), the Pledgors, the Collateral Agent and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (in such capacity, the “Trustee”);

WHEREAS, pursuant to the Indenture, the Issuer has issued 10.75% Senior Spectrum Secured New Notes due 2029 (the “Notes”) upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Indenture, each Pledgor party thereto has agreed to unconditionally and irrevocably guarantee, as primary obligor and not merely as surety, to the Collateral Agent, for the benefit of the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations; and

WHEREAS, as of the date hereof, the Pledgors are the legal and beneficial owners of the Pledged Shares described in Schedule 1 hereto and issued by the entities named therein.

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent and the Trustee to enter into the Indenture and to induce the Holders to acquire their respective Notes under the Indenture, the Pledgors hereby agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:

1.	Defined Terms.

(a)             Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture.

(b)             Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC.

(c)             The following terms shall have the following meanings:

“Collateral” shall have the meaning provided in Section 2.

“Collateral Agent” shall have the meaning provided in the preamble hereto.

“Equity Interests” shall mean, collectively, Capital Stock and Stock Equivalents.

“Excluded Property” shall mean any Capital Stock or Stock Equivalents to the extent the pledge thereof would violate any applicable law (including any legally effective requirement to obtain the consent of any governmental authority unless such consent has been obtained).

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person (a) that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Subsidiary of such Foreign Subsidiary or (b) that has no material assets other than stock or indebtedness of one or more Foreign Subsidiaries and/or cash relating to an ownership interest in any such stock or indebtedness.

“Intercreditor Agreement” shall have the meaning provided in the Indenture.

“Pledge Agreement” shall have the meaning provided in the preamble hereto.

“Pledged Shares” shall mean, collectively, (a) the Equity Interests described in Schedule 1 hereto and issued by the entities named therein and (b) any Equity Interests of a Spectrum Assets Guarantor directly held by any Pledgor hereafter, in the case of each of the foregoing clauses (a) and (b), except to the extent excluded from the Collateral for the Secured Obligations pursuant to the last paragraph of Section 2(a).

“Pledgors” shall have the meaning provided in the preamble hereto.

“Proceeds” has the meaning given to it in the UCC.

“Security Interests” shall have the meaning provided in Section 2.

“Secured Obligations” means the Notes Obligations.

“Secured Parties” means the Collateral Agent, the Trustee and the holders of the First Lien Obligations (as defined in the Indenture) incurred pursuant to the Indenture and the EchoStar New Notes Documents (as defined in the Indenture).

“Stock Equivalents” shall mean all securities convertible into or exchangeable for Capital Stock and all warrants, options, or other rights to purchase or subscribe for any Capital Stock, whether or not presently convertible, exchangeable, or exercisable.

“Termination Date” shall have the meaning provided in Section 13(a).

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of any provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(d)             The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and Section, subsection, clause and Schedule references are to this Pledge Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(e)             The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(f)             Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Pledgor, shall refer to such Pledgor’s Collateral or the relevant part thereof.

(g)             Section 1.01 of the Indenture is incorporated herein by reference, mutatis mutandis.

2.               Grant of Security Interest.

(a)             Each Pledgor hereby transfers, assigns and pledges to the Collateral Agent, for the benefit of the Secured Parties, and grants to the Collateral Agent, for the benefit of the Secured Parties, a lien on and security interest in (the “Security Interests”) all of such Pledgor’s right, title and interest in, to and under the following, whether now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(i)             the Pledged Shares held by such Pledgor and the certificates representing such Pledged Shares and any interest of such Pledgor in the entries on the books of the issuer of the Pledged Shares or any financial intermediary pertaining to the Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

(ii)             to the extent not otherwise included, all Proceeds of any or all of the foregoing;

provided, that the Collateral (and any defined term used in the definition thereof) for any Secured Obligations shall not include any Excluded Property.

(b)             Each Pledgor shall file or record (or cause to be filed or recorded) financing statements, amendments to financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices necessary to perfect the Security Interests of the Collateral Agent under this Pledge Agreement. Each Pledgor shall, at any time and from time to time, file (or cause to be filed) continuation statements with respect to previously filed financings statements in such form and in such offices necessary to maintain the perfection of the Security Interests of the Collateral Agent under this Pledge Agreement. The applicable Pledgor shall deliver to the Collateral Agent a file stamped copy of each such financing statement, amendment or continuation statement with respect thereto, or other filing or recording document or instrument with respect to the Collateral. Notwithstanding the foregoing, the Collateral Agent is authorized to make all such required filings, but shall have no obligation to make such filings.

(c)             Notwithstanding anything to the contrary herein, no Pledgor shall be required to perfect the Security Interests granted by this Pledge Agreement by any means other than by (i) filings pursuant to the UCC of the relevant State(s) and, solely with respect to any Pledgor organized under the laws of any non-U.S. jurisdiction, any other filings to the extent required by applicable law, and (ii) delivery to the Collateral Agent (or its bailee) to be held in its possession of all Collateral consisting of Pledged Shares (together with instruments of transfer or assignments in blank). Except as set forth in the immediately preceding sentence, no additional actions shall be required hereunder with respect to any assets that are located outside of the United States or assets that require action under the law of any non-U.S. jurisdiction to create or perfect a security interest in such assets; it being understood, for the avoidance of doubt, that there shall be no requirement to execute any security agreement or pledge agreement governed by the laws of any non-U.S. jurisdiction. No Pledgor shall be required hereunder to execute any control agreements or to deliver landlord lien waivers, estoppels or collateral access letters.

Subject to the limitations contained herein and in the Indenture, each Pledgor hereby agrees to provide to the Collateral Agent, promptly upon request, any information reasonably necessary to effectuate the filings or recordings authorized by this Section 2(b) and, promptly upon such Pledgor receiving evidence of any such filings or recordings, copies of any such filings or recordings.

The Security Interests are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral, unless the Collateral Agent has, by written instrument, expressly assumed such obligations or liabilities and released the Grantors from such obligations and liabilities.

3.               Delivery of the Collateral. Subject to the applicable Intercreditor Agreement, all certificates or instruments, if any, representing or evidencing the Collateral shall be promptly delivered and (a) in the case of such Collateral existing as of the date hereof, delivered within 45 days after the date hereof, to, and held by or on behalf of, the Collateral Agent and (b) in the case of such Collateral acquired after the date hereof, delivered by the applicable Pledgor pursuant to Section 4.12 of the Indenture, and shall, in each case, be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance sufficient to create a perfected security interest in favor of the Collateral Agent and reasonably satisfactory to the Collateral Agent. The Collateral Agent shall have the right, but not the obligation, at any time after the occurrence and during the continuance of an Event of Default, subject to any Intercreditor Agreement then in effect, and without notice to any Pledgor (except as otherwise expressly provided herein or required by law), to transfer to or to register in the name of the Collateral Agent, its agents, or any of their nominees any or all of the Pledged Shares. After the occurrence and during the continuance of an Event of Default, each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Shares registered in the name of such Pledgor. After the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right to exchange the certificates representing Pledged Shares held by it for certificates of smaller or larger denominations for any purpose consistent with this Pledge Agreement.

4.               Representations and Warranties. Each Pledgor hereby represents and warrants to the Collateral Agent and each Secured Party on the date hereof that:

(a)             Schedule 1 hereto (i) correctly represents as of the Issue Date the issuer, the issuer’s jurisdiction of formation, the certificate number, the Pledgor and the record and beneficial owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Pledged Shares, in each case with respect to the Pledged Shares pledged or assigned by such Pledgor and (ii) together with the comparable schedule to each supplement hereto, includes all Equity Interests required to be pledged hereunder. Except as set forth on Schedule 1, and except for Excluded Property, the Pledged Shares represent all of the issued and outstanding Equity Interests of each class of Equity Interests in the issuer on the Issue Date.

(b)             Such Pledgor is the legal and beneficial owner of the Collateral pledged or assigned by such Pledgor hereunder free and clear of any Lien, except for the Liens permitted by the Indenture and the Security Interests created by this Pledge Agreement.

(c)             As of the date of this Pledge Agreement, the Pledged Shares pledged by such Pledgor hereunder have been duly authorized and validly issued and, in the case of Pledged Shares issued by a corporation, are fully paid and non-assessable, in each case, to the extent such concepts are applicable in the jurisdiction of organization of the respective issuer.

(d)             Such Pledgor has full power, authority and legal right to pledge all the Collateral pledged by such Pledgor pursuant to this Pledge Agreement and this Pledge Agreement is effective to create in favor of the Collateral Agent, for its benefit and for the benefit of the Secured Parties, legal, valid and enforceable Security Interests in the Collateral (with respect to Collateral consisting of the Equity Interests of Foreign Subsidiaries, to the extent the creation of such Security Interest is governed by the UCC), except, in each case, as enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general equitable principles and principles of good faith and fair dealing.

(e)             Subject to the limitations set forth in Section 2(c), the Security Interests granted pursuant to this Pledge Agreement (i) will constitute valid and perfected Security Interests in the Collateral (to the extent perfection may be obtained by the filings or other action described in clauses (A) and (B) of this paragraph) in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Secured Obligations, upon (A) with respect to Collateral in which perfection can be obtained by filing a financing statement, the filing in the applicable filing offices of all financing statements, in each case, naming each Pledgor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral or (B) with respect to Collateral evidenced by certificates or instruments, delivery to the Collateral Agent (or its bailee) of such Collateral in the State of New York (or to another agent to hold on its behalf), properly endorsed for transfer in blank, in accordance with Section 3, and (ii) are prior to all other Liens on the Collateral other than Liens that are not prohibited by the Indenture.

(f)             No consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect or such consents or approvals the failure of which to obtain would not reasonably be expected to have a material adverse effect).

5.               Certification of Limited Liability Company, Limited Partnership Interests, Equity Interests in Foreign Subsidiaries.

(a)             With respect to any Equity Interests in any Subsidiary constituting Collateral that are not a security as defined in Section 8-102(a)(15) of the Uniform Commercial Code of any applicable jurisdiction or pursuant to Section 8-103 of the Uniform Commercial Code of any applicable jurisdiction, if any Pledgor shall take any action that, under such sections, converts such Equity Interests into a security, such Pledgor shall give prompt written notice thereof to the Collateral Agent and cause the issuer thereof to issue to it certificates or instruments evidencing such Equity Interests, which it shall promptly deliver to the Collateral Agent as provided in Section 3.

(b)             Each Pledgor will comply with Article 11 of the Indenture.

(c)             In the event that any Equity Interests in any Foreign Subsidiary constituting Collateral are not represented by a certificate, the Pledgors agree not to permit such Foreign Subsidiary to issue Equity Interests represented by a certificate to any other Person.

6.               Further Assurances. Subject to the terms and limitations of Section 4.12 of the Indenture and Section 2(c), each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor, it will execute or otherwise authorize the filing of any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, deeds of trust and other documents), which are necessary or may be required under any applicable law, or which, subject to the terms of any Intercreditor Agreement then in effect, the Collateral Agent may reasonably request, in order (x) to grant, preserve, protect and perfect the validity and priority of the Security Interests created or intended to be created hereby or (y) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Each Pledgor hereby irrevocably authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements and, with notice to the applicable Pledgor, other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the Security Interest of the Collateral Agent under this Pledge Agreement; provided, however, that the Collateral Agent shall have no obligation to make such filings. Each Pledgor will furnish to the Collateral Agent prompt written notice (which shall in any event be provided by the earlier of (x) 30 days after such change and (y) 15 days prior to the date on which the perfection of the liens under the EchoStar New Notes Documents would (absent additional filings or other actions) lapse, in whole or in part, by reason of such change) of any change (i) in its legal name, (ii) in its jurisdiction of incorporation, formation or organization or (iii) in its identity or type of incorporation, formation, organization or corporate structure. Each Pledgor agrees promptly to provide the Collateral Agent after notification of any such change with certified organizational documents reflecting any of the changes described in the immediately preceding sentence.

7.               Voting Rights; Dividends and Distributions; Etc.

(a)             Subject to paragraph (c) below, so long as no Event of Default shall have occurred and be continuing:

(i)             Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not prohibited by the terms of this Pledge Agreement or the Indenture.

(ii)             The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request in writing for the purpose of enabling such Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

(b)             Subject to paragraph (c) below, each Pledgor shall be entitled to receive and retain and use, free and clear of the Lien created by this Pledge Agreement, any and all dividends and distributions made or paid in respect of the Collateral to the extent permitted by the Indenture, as applicable; provided, however, that any and all noncash dividends or other distributions that would constitute Pledged Shares, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Shares or received in exchange for Pledged Shares or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Collateral and shall, if received by such Pledgor, be received in trust for the benefit of the Collateral Agent on behalf of the Secured Parties, be segregated from the other property or funds of such Pledgor and be, subject to any Intercreditor Agreement then in effect, forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

(c)             Upon two Business Days’ prior written notice to a Pledgor by the Collateral Agent following the occurrence and during the continuance of an Event of Default, subject to the terms of any Intercreditor Agreement then in effect,

(i)             all rights of such Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right, but no obligation, to exercise or refrain from exercising such voting and other consensual rights during the continuance of such Event of Default, provided that, unless otherwise directed by the holders of a majority in aggregate principal amount of the then outstanding Notes, the Collateral Agent shall have the right, but no obligation, from time to time following the occurrence and during the continuance of an Event of Default, subject to the terms of any Intercreditor Agreement then in effect, to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived, each Pledgor will have the right to exercise the voting and consensual rights that such Pledgor would otherwise be entitled to exercise pursuant to the terms of Section 7(a)(i) (and the obligations of the Collateral Agent under Section 7(a)(ii) shall be reinstated);

(ii)             all rights of such Pledgor to receive the dividends and distributions that such Pledgor would otherwise be authorized to receive and retain pursuant to Section 7(b) shall cease, and all such rights shall thereupon become vested in the Collateral Agent for the benefit of the Secured Parties, which, subject to the terms of any Intercreditor Agreement then in effect, shall thereupon have the sole right to receive and hold as Collateral such dividends and distributions during the continuance of such Event of Default. After all Events of Default have been cured or waived, the Collateral Agent shall repay to each Pledgor (without interest) all dividends and distributions not otherwise applied in accordance with Section 11(b) that such Pledgor would otherwise be permitted to receive, retain and use pursuant to the terms of Section 7(b);

(iii)             all dividends and distributions that are received by such Pledgor contrary to the provisions of Section 7(b) shall be received in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties, and segregated from other property or funds of such Pledgor and shall forthwith be delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsements); and

(iv)             in order to permit the Collateral Agent to receive all dividends and distributions to which it may be entitled under Section 7(b) above, to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 7(c)(i) above, and to receive all dividends and distributions that it may be entitled to under Sections 7(c)(ii) and (c)(iii) above, such Pledgor shall from time to time execute and deliver to the Collateral Agent, appropriate proxies, dividend payment orders and other instruments as are necessary or as the Collateral Agent may reasonably request in writing, subject to the terms of any Intercreditor Agreement then in effect.

(d)             The Collateral Agent may suspend the rights of one or more of the Pledgors under paragraph (a)(i) or paragraph (b) of this Section 7 in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

8.               Transfers and Other Liens; Additional Collateral; Etc. Subject to the terms of any Intercreditor Agreement then in effect, each Pledgor shall:

(a)             not (i) except as permitted by the Indenture, sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or suffer to exist any consensual Lien upon or with respect to any of the Collateral, except for liens permitted under the Indenture and the Lien created by this Pledge Agreement; and

(b)             use commercially reasonable efforts to defend its and the Collateral Agent’s title or interest in and to all the Collateral (and in the Proceeds thereof) against any and all Liens (other than liens permitted under the Indenture and the Lien created by this Pledge Agreement), however arising, and any and all Persons whomsoever (except to the extent that the Pledgors determine in good faith that the cost of such defense is excessive in relation to the benefit to the Secured Parties).

9.               Collateral Agent Appointed Attorney-in-Fact; Authority of Collateral Agent.

(a)             Each Pledgor hereby appoints, which appointment is irrevocable and coupled with an interest, and shall automatically terminate with respect to such Pledgor on the Termination Date or, if sooner, upon the release of such Pledgor hereunder pursuant to Section 13, the Collateral Agent as such Pledgor’s proxy and attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise to take any action and to execute any instrument, in each case solely after the occurrence and during the continuance of an Event of Default (and upon prior written notice to such Pledgor that the Collateral Agent intends to take such action), that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement, including to exercise the voting and other consensual rights to which it is entitled pursuant to Section 7(c) (for the avoidance of doubt, subject to delivery of prior written notice in accordance with Section 7(c)) and to receive, endorse and collect all instruments made payable to such Pledgor representing any dividend or distribution in respect of the Collateral or any part thereof and to give full discharge for the same. In addition, the appointment of the Collateral Agent as proxy and attorney-in-fact shall include the right to exercise all other rights, powers, privileges and remedies to which a holder of such Pledged Shares would be entitled (including giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings, and including, in the case of Pledged Shares constituting interests in a limited liability company or a partnership (general, limited or otherwise) in respect of such interests and not merely the rights of an assignee of such interests). Such proxy shall be effective automatically and without the necessity of any action (including any transfer of such Pledged Shares on the record books of the issuer thereof) by any other Person (including the issuer of such Pledged Shares or any officer or agent thereof), but subject, in the case of exercise of the voting and other consensual rights to which the Collateral Agent is entitled pursuant to Section 7(c), to the delivery of prior written notice in accordance with Section 7(c) hereof.

(b)             Each Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Pledge Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Indenture, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgors, the Collateral Agent shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority so to act or refrain from acting, and no Pledgor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

10.             The Collateral Agent’s Duties. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral on behalf of the Secured Parties and shall not impose any duty upon the Collateral Agent to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Shares, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. Neither the Collateral Agent, the Secured Parties nor any of their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for the Collateral Agent’s or any Secured Party’s or any of their respective officers’, directors’, employees’ or agents’ own respective gross negligence, or willful misconduct, in each case, as determined by a court of competent jurisdiction. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Pledgor in connection therewith, nor shall the Collateral Agent be responsible or liable to the Secured Parties for any failure to monitor or maintain any portion of the Collateral.

11.             Remedies. Subject to the terms of any Intercreditor Agreement then in effect, if an Event of Default shall occur and be continuing, and after giving prior notice to any applicable Pledgors:

(a)             The Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC or any other applicable law (whether or not the UCC applies to the affected Collateral) and also may upon prior notice to the relevant Pledgor, sell the Collateral or any part thereof in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or elsewhere for cash or on credit or for future delivery at any such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Agent shall be authorized at any such sale of Pledged Shares (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of such Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Shares so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent and any Secured Party shall have the right, but not the obligation, upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Collateral Agent or such Secured Party may pay the purchase price by crediting the amount thereof against the Secured Obligations. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Pledgor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

(b)             Subject to any Intercreditor Agreement then in effect, the Collateral Agent shall apply the Proceeds of any collection or sale of the Collateral as well as any Collateral consisting of cash, at any time after receipt in the order set forth in Section 6.10 of the Indenture. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(c)             All payments received by any Pledgor in respect of the Collateral after the occurrence and during the continuance of an Event of Default, shall be received in trust for the benefit of the Collateral Agent on behalf of the Secured Parties and shall be segregated from other property or funds of such Pledgor and, subject to any Intercreditor Agreement then in effect, shall be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

12.             Amendments, etc. with Respect to the Secured Obligations; Waiver of Rights. Each Pledgor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Pledgor and without notice to or further assent by any Pledgor, (a) any demand for payment of any of the Secured Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Secured Obligations continued, (b) the Secured Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Indenture and any other documents executed and delivered in connection therewith may, in accordance with Article 9 of the Indenture, be amended, modified, supplemented or terminated, in whole or in part and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for this Pledge Agreement or any property subject thereto. When making any demand hereunder against any Pledgor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on any Pledgor or any other Person, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from any Pledgor or any other Person or any release of any Pledgor or any other Person shall not relieve any Pledgor in respect of which a demand or collection is not made or any Pledgor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Pledgor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

13.             Continuing Security Interest; Assignments under the Indenture; Release.

(a)             This Pledge Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Pledgor and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, endorsees, transferees and assigns permitted under the Indenture until the date on which all Secured Obligations (other than any contingent indemnity obligations for which no claim or demand for payment has been made or is not then due) shall have been satisfied by payment in full (such date, the “Termination Date”), notwithstanding that from time to time during the term of the Indenture a Pledgor may be free from any Secured Obligations.

(b)             A Pledgor shall automatically be released from its obligations hereunder and the Collateral of a Pledgor shall be automatically released as it relates to the Secured Obligations in accordance with Section 11.04 of the Indenture. Any such release in connection with any sale, transfer or other disposition of such Collateral in accordance with Section 11.04 of the Indenture to (a) a Person other than an Affiliate of such Pledgor or (b) a Spectrum Joint Venture shall, subject to the provisions of the Intercreditor Agreements then in effect, result in such Collateral being sold, transferred or disposed of, as applicable, free and clear of the Liens of this Pledge Agreement.

(c)             The Security Interest granted hereby in any Collateral shall automatically be released as it relates to the Secured Obligations (i) to the extent provided in Section 11.04 of the Indenture and (ii) upon the effectiveness of any written consent to the release of the Security Interest granted hereby in such Collateral pursuant to Section 9.02 of the Indenture.

(d)             In connection with any termination or release pursuant to paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to any Pledgor or authorize the filing of, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request in writing to evidence such termination or release, subject to the provisions of Section 11.04 of the Indenture and the Collateral Agent’s receipt of an Officer’s Certificate of the applicable Pledgor stating that such transaction is authorized or permitted by and in compliance with the covenants and conditions of the Indenture. Any execution and delivery of documents pursuant to this Section 13 shall be without recourse to or representation or warranty by the Collateral Agent.

14.             Reinstatement. Each Pledgor further agrees that, if any payment made by any Pledgor or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the Proceeds of Collateral are required to be returned by any Secured Party to such Person, its estate, trustee, receiver or any other Person, including any Pledgor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Pledgor in respect of the amount of such payment.

15.             Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.02 of the Indenture. All communications and notices hereunder to any Pledgor shall be given to it in care of the Pledgors at the Pledgors’ address set forth in Section 13.02 of the Indenture.

16.             Counterparts. This Pledge Agreement may be executed by one or more of the parties to this Pledge Agreement on any number of separate counterparts (including by email or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

17.             Severability. Any provision of this Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

18.             Integration. This Pledge Agreement, together with the Indenture, each Intercreditor Agreement and each other EchoStar New Notes Document represents the agreement of each of the Pledgors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth herein or therein.

19.             Amendments in Writing; No Waiver; Cumulative Remedies.

(a)              None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Pledgor and the Collateral Agent in accordance with Article 9 of the Indenture.

(b)              Neither the Collateral Agent nor any Secured Party shall by any act or omission (except by a written instrument pursuant to Section 19(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion.

(c)              The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

20.             Section Headings. The Section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

21.             Successors and Assigns. The provisions of this Pledge Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Pledge Agreement without the prior written consent of the Collateral Agent, acting at the written direction of the Holders of a majority of the aggregate outstanding amount of Notes or as otherwise permitted by the Indenture.

22.             WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS PLEDGE AGREEMENT, ANY OTHER ECHOSTAR NEW NOTES DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

23.             Submission to Jurisdiction; Waivers. Each party hereto irrevocably and unconditionally:

(a)             submits for itself and its property in any legal action or proceeding relating to this Pledge Agreement to which it is a party to the exclusive general jurisdiction of the courts of the State of New York or the courts of the United States for the Southern District of New York, in each case sitting in New York City in the Borough of Manhattan, and appellate courts from any thereof;

(b)             consents that any such action or proceeding may be brought in such courts and waives (to the extent permitted by applicable law) any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same or to commence or support any such action or proceeding in any other courts;

(c)             agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 15 or at such other address of which the Collateral Agent shall have been notified in writing pursuant thereto;

(d)             agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Pledgor in any other jurisdiction; and

(e)             (other than the Trustee and the Collateral Agent) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 23 any special, exemplary, punitive or consequential damages.

24.             GOVERNING LAW. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

25.             Intercreditor Agreements. Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Agent pursuant to this Pledge Agreement and the exercise of any right or remedy by the Collateral Agent hereunder, are subject to the provisions of any Intercreditor Agreement then in effect. In the event of any conflict between the terms of any Intercreditor Agreement then in effect and the terms of this Pledge Agreement, the terms of such Intercreditor Agreement shall govern and control, except with respect to any provision regarding the Collateral Agent’s own rights, protections, immunities, privileges and indemnities solely for its own benefit for which the Indenture shall control. No right, power or remedy granted to the Collateral Agent hereunder shall be exercised by the Collateral Agent, and no direction shall be given by the Collateral Agent, in contravention of any such Intercreditor Agreement.

26.             Enforcement Expenses; Indemnification. Each Pledgor, jointly and severally, shall pay compensation to, reimburse expenses of and indemnify the Collateral Agent and the Trustee in accordance with Section 7.07 of the Indenture. The agreements in this Section 26 shall survive repayment of the Secured Obligations and all other amounts payable under the Indenture, the termination of this Pledge Agreement, the resignation or removal of the Collateral Agent or the Trustee and the satisfaction and discharge of the Indenture.

27.             Acknowledgments. Each party hereto hereby acknowledges that:

(a)             it has been advised by counsel in the negotiation, execution and delivery of this Pledge Agreement;

(b)             neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Pledgor arising out of or in connection with this Pledge Agreement, the Indenture or any Intercreditor Agreement, and the relationship between the Pledgors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)             no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the Holders and any other Secured Party or among the Pledgors and the Holders and any other Secured Party.

28.             Additional Pledgors. Each Subsidiary that is required to become a party to this Pledge Agreement pursuant to Section 4.15 of the Indenture shall become a Pledgor, with the same force and effect as if originally named as a Pledgor herein, for all purposes of this Pledge Agreement, upon execution and delivery by such Subsidiary of a written supplement substantially in the form of Annex A hereto. The execution and delivery of any instrument adding an additional Pledgor as a party to this Pledge Agreement shall not require the consent of any other Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Pledge Agreement.

29.             Collateral Agent as Representative. Each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of the applicable Secured Parties in accordance with the terms hereunder. Each Secured Party, by its acceptance of the benefits hereof, agrees that any action taken by the Collateral Agent in accordance with the provisions of the Indenture and this Pledge Agreement, and the exercise by the Collateral Agent of any rights or remedies set forth therein or herein, together with all other powers reasonably incidental thereto, shall be authorized and binding upon all Secured Parties.

30.             Concerning the Collateral Agent. The Bank of New York Mellon Trust Company, N.A. is entering into this Pledge Agreement not in its individual capacity, but solely in its capacity as Collateral Agent under the Indenture. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges, protections, immunities and indemnities granted to the Collateral Agent under the Indenture as if such rights, privileges, protections, immunities and indemnities were set forth herein. The Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Pledge Agreement or for or in respect of the recitals contained herein, all of which recitals are made solely by the Pledgors. The Collateral Agent, when making any determination or granting any approval under the terms of this Pledge Agreement, shall be entitled to act upon the instructions of Holders of a majority of the aggregate outstanding amount of Notes and shall not be required to make any such determination or grant any such approval until it has received such instructions. In furtherance, and not in limitation, of the foregoing:

(i)             The Collateral Agent shall be entitled to conclusively rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it (who may be counsel to one or more Pledgors). The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Default or Event of Default unless and until the Collateral Agent has received written notice from a Secured Party, an Authorized Representative or the Issuer referring to the applicable Secured Agreement, describing such Default or Event of Default and stating that it is a “notice of default” or a “notice of event of default,” setting forth in reasonable detail the facts and circumstances thereof and stating that the Collateral Agent may conclusively rely on such notice without further inquiry. The Collateral Agent shall have no obligation or duty prior to or after receiving any such notice to inquire whether a Default or Event of Default has in fact occurred and shall be entitled to conclusively rely, and shall be fully protected in so relying, on any such notice furnished to it.

(ii)             The Collateral Agent shall not be liable or responsible to any party for any failure by a Pledgor to maintain a perfected security interest in such Pledgor’s property constituting Collateral (other than, subject to the rights of the Collateral Agent under the Indenture, by failing to maintain possession of possessory collateral delivered to the Collateral Agent in accordance with this Pledge Agreement).

(iii)             The parties hereto agree that the Collateral Agent shall have no obligation to request any action or document or exercise any discretion provided for hereunder.

(iv)             For the avoidance of doubt, the Collateral Agent shall act only within the United States, and shall not be subject to any foreign law, be required to act in any jurisdiction located outside the United States or be required to execute any foreign law governed document.

(v)              In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, epidemics or pandemics, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(vi)             In no event shall the Collateral Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(vii)            For the avoidance of doubt, notwithstanding any provision hereof, the Collateral Agent shall not be responsible for (1) perfecting, maintaining, monitoring, preserving or protecting the Security Interest or Liens granted hereunder or under the Indenture, any other Security Documents or any agreement or instrument contemplated hereby or thereby (other than, subject to the rights of the Collateral Agent under the Indenture, by failing to maintain possession of possessory collateral delivered to the Collateral Agent in accordance with this Pledge Agreement), (2) the filing, refiling, recording, re-recording or continuing of any document, financing statement, mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times or (3) providing, maintaining, monitoring or preserving insurance on or the payment of taxes with respect to the Collateral, the actions described in clauses (1) through (3) hereof being the sole responsibility of the Pledgors.

(viii)             The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent. The Collateral Agent shall not be responsible for the validity or sufficiency of the Collateral or this Pledge Agreement, or for the validity of the title of any Pledgor to the Collateral, or for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Pledge Agreement or of any of the Security Documents or the Indenture by the Issuer or the Guarantors.

(ix)             The Collateral Agent shall not assume, be responsible for or otherwise be obligated for (and the Pledgors, jointly and severally, hereby agree to indemnify the Collateral Agent for, and hold it harmless from), any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law or as a result of release or threatened release of hazardous material, as a result of this Pledge Agreement, the Indenture or any other Security Document.

31.             FCC Matters. Section 8.17 of the Security Agreement is hereby incorporated by reference herein mutatis mutandis.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

NORTHSTAR SPECTRUM, LLC

By:	/s/ Paul W. Orban
Name: Paul W. Orban
Title: Chief Financial Officer

SNR WIRELESS HOLDCO, LLC

By:	/s/ Paul W. Orban
Name: Paul W. Orban
Title: Chief Financial Officer

DBSD SERVICES LIMITED

By:	/s/ Paul W. Orban
Name: Paul W. Orban
Title: Chief Financial Officer

GAMMA ACQUISITION HOLDCO, L.L.C.

By:	/s/ Paul W. Orban
Name: Paul W. Orban
Title: Treasurer

[Signature Page to Pledge Agreement (New Notes)]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as the Collateral Agent

By:	/s/ April Bradley
Name: April Bradley
Title: Vice President

[Signature Page to Pledge Agreement (New Notes)]

ANNEX A
TO THE PLEDGE AGREEMENT

SUPPLEMENT NO. [__], dated as of [__], 20[__] (this “Supplement”), to the Pledge Agreement, dated as of November 12, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), among each of the Guarantors listed on the signature pages thereto or that becomes a party thereto pursuant to Section 28 thereof (each such Subsidiary being a “Pledgor” and, collectively, the “Pledgors”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties.

A.             Reference is made to the Indenture, dated as of November 12, 2024 (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Indenture”), among, inter alios, EchoStar Corporation (the “Issuer”), the Pledgors, the Collateral Agent and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee.

B.             Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement or Indenture.

C.             The Pledgors have entered into the Pledge Agreement in order to induce the Collateral Agent and the Trustee to enter into the Indenture and to induce the Holders to acquire their respective Notes under the Indenture.

D.             The undersigned Subsidiaries (each an “Additional Pledgor”) are, as of the date hereof, the legal and beneficial owners of the Equity Interests described in Schedule 1 hereto and issued by the entities named therein (such Equity Interests, together with any Equity Interests of any Spectrum Assets Guarantor directly held directly by any such Additional Pledgor hereafter, in each case, except to the extent excluded from the Additional Collateral for the Secured Obligations pursuant to the penultimate paragraph of Section 1 below, referred to collectively herein as the “Additional Pledged Shares”).

E.             Section 4.15 of the Indenture and Section 28 of the Pledge Agreement provide that additional Subsidiaries may become Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. Each undersigned Additional Pledgor is executing this Supplement in accordance with the requirements of Section 4.15 of the Indenture and Section 28 of the Pledge Agreement to pledge to the Collateral Agent for the benefit of the Secured Parties the Additional Pledged Shares and to become a Pledgor under the Pledge Agreement in order to induce the Collateral Agent and the Trustee to enter into the Indenture and to induce the Holders to acquire their respective Notes under the Indenture.

Accordingly, the Collateral Agent and each undersigned Additional Pledgor agree as follows:

SECTION 1.      Each Additional Pledgor by its signature hereby transfers, assigns and pledges to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a lien on and security interest in all of such Additional Pledgor’s right, title and interest in, to and under the following, whether now owned or hereafter acquired by such Additional Pledgor or in which such Additional Pledgor now has or at any time in the future may acquire any right title or interest (collectively, the “Additional Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(a)             the Additional Pledged Shares held by such Additional Pledgor and the certificates representing such Additional Pledged Shares and any interest of such Additional Pledgor in the entries on the books of the issuer of the Additional Pledged Shares or any financial intermediary pertaining to the Additional Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Additional Pledged Shares; and

(b)             to the extent not otherwise included, all Proceeds of any or all of the foregoing;

provided, that the Additional Collateral (and any defined term used in the definition thereof) for any Secured Obligations shall not include any Excluded Property.

For purposes of the Pledge Agreement, the Collateral shall be deemed to include the Additional Collateral.

SECTION 2.      Each Additional Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor, and each Additional Pledgor hereby agrees to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder. Each reference to a “Pledgor” in the Pledge Agreement shall be deemed to include each Additional Pledgor. The Pledge Agreement is hereby incorporated herein by reference.

SECTION 3.      Each Additional Pledgor represents and warrants as follows:

(a)             Schedule 1 hereto correctly represents as of the date hereof the issuer, the certificate number, the Additional Pledgor and registered owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Additional Pledged Shares. Except as set forth on Schedule 1 and except for Excluded Property, the Additional Pledged Shares represent all of the issued and outstanding Equity Interests of each class of Equity Interests of the issuer thereof on the date hereof.

(b)             Such Additional Pledgor is the legal and beneficial owner of the Additional Collateral pledged or assigned by such Additional Pledgor hereunder free and clear of any Lien, except for the Liens permitted by the Indenture and the Security Interests created by the Pledge Agreement (as supplemented by this Supplement).

(c)             As of the date of this Supplement, the Additional Pledged Shares pledged by such Additional Pledgor hereunder have been duly authorized and validly issued and, in the case of Additional Pledged Shares issued by a corporation, are fully paid and non-assessable, in each case, to the extent such concepts are applicable in the jurisdiction of organization of the respective issuer.

(d)             This Supplement is effective to create in favor of the Collateral Agent, for its benefit and for the benefit of the Secured Parties, legal, valid and enforceable Security Interests in the Additional Collateral (with respect to Collateral consisting of the Equity Interests of Foreign Subsidiaries, to the extent the creation of such Security Interest is governed by the UCC), except as enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general equitable principles and principles of good faith and fair dealing.

(e)             Subject to the limitations set forth in Section 2(c) of the Pledge Agreement, the Security Interests granted pursuant to this Pledge Agreement (i) will constitute valid and perfected Security Interests in the Collateral (to the extent perfection may be obtained by the filings or other action described in clauses (A) and (B) of this paragraph) in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Secured Obligations, upon (A) with respect to Collateral in which perfection can be obtained by filing a financing statement, the filing in the applicable filing offices of all financing statements, in each case, naming each Pledgor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral or (B) with respect to Collateral evidenced by certificates or instruments, delivery to the Collateral Agent (or its bailee) of such Collateral in the State of New York (or to another agent to hold on its behalf), properly endorsed for transfer in blank, in accordance with Section 3 of the Pledge Agreement, and (ii) are prior to all other Liens on the Collateral other than Liens that are not prohibited by the Indenture.

SECTION 4.      This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by email or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Supplement shall become effective as to each Additional Pledgor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Additional Pledgor and the Collateral Agent.

SECTION 5.      Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

SECTION 6.     THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7.      Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Pledge Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.      All notices, requests and demands pursuant hereto shall be made in accordance with Section 15 of the Pledge Agreement. All communications and notices hereunder to each Additional Pledgor shall be given to it in care of the Pledgor at the Pledgors’ address set forth in Section 13.02 of the Indenture.

SECTION 9.      The Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplement or for or in respect of the recitals contained herein, all of which recitals are made solely by the Pledgors.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each Additional Pledgor and the Collateral Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

[NAME OF ADDITIONAL PLEDGOR], as an Additional Pledgor

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as the Collateral Agent

By:
Name:
Title:

SCHEDULE 1
TO SUPPLEMENT NO. [__]
TO THE PLEDGE AGREEMENT

Pledged Shares

Record owner	Issuer	Certificate No.	Number and Class of Shares	Percent Pledged